EXHIBIT 32.1

In connection with the quarterly report of Sibannic, Inc., (the “Company”) on Form 10-Q for the quarter ended May 31, 2015 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Daniel Allen, the Principal Executive Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: July 14, 2015	/s/ Daniel Allen
Daniel Allen,
Principal Executive Officer